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Exhibit 10.3

AMENDMENT NO. 4
TO THE
1997 EQUITY PARTICIPATION PLAN OF
WEIDER NUTRITION INTERNATIONAL, INC.

This Amendment No. 4 (“Amendment”) to the 1997 Equity Participation Plan of Weider Nutrition International, Inc. (the “Plan”), is adopted by Schiff Nutrition International, Inc., a Delaware corporation, formerly known as Weider Nutrition International, Inc. (the “Company”), on December 8, 2008 (the “Effective Date”).  Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings assigned to them in the Plan.

RECITALS

A.  Section 10.2 of the Plan provides that the Plan may be amended by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board, subject to certain limitations.

B.  The Board deems it to be in the best interests of the Company and its stockholders to amend the Plan.

AMENDMENT

1.
The name of the Plan is hereby amended to read in its entirety as the “1997 Equity Participation Plan of Schiff Nutrition International, Inc.”  All references in the Plan to Weider Nutrition International, Inc. shall be replaced with references to Schiff Nutrition International, Inc.

2.	Section 10.3(a) of the Plan shall be amended and restated in its entirety to read as follows:

“(a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Administrator shall make such proportionate adjustments, if any, to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 1.2 and 2.1); (ii) the terms and conditions of any outstanding awards under the Plan (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding awards under the Plan.  Any adjustment affecting an award intended to qualify as “qualified performance-based compensation”, as described in Section 162(m)(4)(C) of the Code, shall be made consistent with the requirements of Section 162(m) of the Code.”

3.	Each and every award agreement evidencing an award outstanding under the Plan is hereby deemed amended consistent with this Amendment.

4.	Except as otherwise expressly set forth in this Amendment, the Plan and each award agreement shall remain in full force and effect in accordance with its terms.

5.
This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

(Signature Page Follows)

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I hereby certify that this Amendment was duly adopted by the Board of Directors of Schiff Nutrition International, Inc. on December 8, 2008.

Executed this 8th day of December, 2008.

SCHIFF NUTRITION INTERNATIONAL, INC.

Bruce J. Wood
President and Chief Executive Officer

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